                                                                      EXHIBIT 4

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SHAREHOLDER AGREEMENT, DATED AS OF THE DATE HEREOF (THE "SHAREHOLDER AGREEMENT"), AMONG VALUEVISION INTERNATIONAL, INC., GE CAPITAL EQUITY INVESTMENTS, INC. AND NATIONAL BROADCASTING COMPANY, INC.


THE RESTATED ARTICLES OF INCORPORATION OF THE COMPANY (AS DEFINED BELOW), AS AMENDED, PROVIDE THAT, EXCEPT AS OTHERWISE PROVIDED BY LAW, SHARES OF STOCK IN THE COMPANY SHALL NOT BE TRANSFERRED TO "ALIENS" UNLESS, AFTER GIVING EFFECT TO SUCH TRANSFER, THE AGGREGATE NUMBER OF SHARES OF STOCK OWNED BY OR FOR THE ACCOUNT OF "ALIENS" WILL NOT EXCEED 20% OF THE NUMBER OF SHARES OF OUTSTANDING STOCK OF THE COMPANY, AND THE AGGREGATE VOTING POWER OF SUCH SHARES WILL NOT EXCEED 20% OF THE AGGREGATE VOTING POWER OF ALL OUTSTANDING SHARES OF VOTING STOCK OF THE COMPANY. NOT MORE THAN 20% OF THE AGGREGATE VOTING POWER OF ALL SHARES OUTSTANDING ENTITLED TO VOTE MAY BE VOTED BY OR FOR THE ACCOUNT OF "ALIENS." IF, NOTWITHSTANDING SUCH RESTRICTION ON TRANSFERS TO "ALIENS," THE AGGREGATE NUMBER OF SHARES OF STOCK OWNED BY OR FOR THE ACCOUNT OF "ALIENS" EXCEEDS 20% OF THE NUMBER OF SHARES OF OUTSTANDING STOCK OF THE COMPANY OR IF THE AGGREGATE VOTING POWER OF SUCH SHARES EXCEEDS 20% OF THE AGGREGATE VOTING POWER OF ALL OUTSTANDING SHARES OF VOTING STOCK OF THE COMPANY, THE COMPANY HAS THE RIGHT TO REDEEM SHARES OF ALL CLASSES OF CAPITAL STOCK, AT THEIR THEN FAIR MARKET VALUE, ON A PRO RATA BASIS, OWNED BY OR FOR THE ACCOUNT OF ALL "ALIENS" IN ORDER TO REDUCE THE NUMBER OF SHARES AND/OR PERCENTAGE OF VOTING POWER HELD BY OR FOR THE ACCOUNT OF "ALIENS" TO THE MAXIMUM NUMBER OR PERCENTAGE ALLOWED UNDER THE RESTATED ARTICLES OF INCORPORATION, AS AMENDED, OR AS OTHERWISE REQUIRED BY APPLICABLE FEDERAL LAW. AS USED HEREIN, "ALIENS" MEANS ALIENS AND THEIR REPRESENTATIVES, FOREIGN GOVERNMENTS AND THEIR REPRESENTATIVES, AND CORPORATIONS ORGANIZED UNDER THE LAW OF A FOREIGN COUNTRY, AND THEIR REPRESENTATIVES. THE COMPANY

                                                                        Warrant

WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.




No. W-1                                                                  Warrant



                         COMMON STOCK PURCHASE WARRANT

                     Exercisable commencing April 15, 1999
                 Void after Expiration Time (as defined herein)

                  ValueVision International, Inc., a Minnesota corporation (the "Company"), hereby certifies that, for value received, GE Capital Equity Investments, Inc., a Delaware corporation (the "Initial Holder"), or registered assigns (in either case, the "Warrantholder"), is the owner of a Warrant (as defined below), which entitles the Warrantholder to purchase from time to time from the Company a number of fully paid, duly authorized and nonassessable shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") up to (i) that number of shares that result in the Restricted Parties (as defined below), at each time this Warrant is exercised, Beneficially Owning (as defined below) 39.9% of the then Adjusted Outstanding Common Stock (as defined below) minus (ii) the aggregate number of shares of Common Stock directly or indirectly sold, transferred or otherwise disposed of by all Restricted Parties (excluding any such sale, transfer or other disposition to any other Restricted Party) prior to and including the date of exercise (making equitable adjustments for any conversions, reclassifications, reorganizations, stock dividends, stock splits, reverse splits and similar events which occur with respect to the Common Stock). This Warrant may be exercised at any time and from time to time from and after April 15, 1999 (the "Issue Date") and continuing up to the Expiration Time (as defined herein) at a per share exercise price determined according to the terms and subject to the conditions set forth in this certificate (the "Warrant Certificate"). The Warrant evidenced by this Warrant Certificate (the "Warrant") is being issued pursuant to an Investment Agreement, dated as of March 8, 1999 (as it may be amended, supplemented or otherwise modified

                                                                        Warrant

from time to time, the "Investment Agreement"), by and between the Company and the Initial Holder.

               Section 1. Definitions. As used in this Warrant Certificate, the following terms shall have the meanings set forth below:

                  "Adjusted Outstanding Common Stock" shall mean, at any time this Warrant is exercised for the purchase of shares of Common Stock, the total number of shares of outstanding Common Stock at such time; provided that for purposes of such calculation (a) all shares of Common Stock issuable upon conversion of the then outstanding Preferred Stock shall be considered outstanding, (b) all shares of Common Stock issuable upon exercise of the outstanding Initial Distributor Warrants (whether such Initial Distributor Warrants are vested or unvested) shall be considered outstanding, (c) to the extent that Bonus Distributor Warrants have been issued and are outstanding (and only to such extent), all shares of Common Stock issuable upon the exercise of such issued and outstanding Bonus Distributor Warrants (whether such Bonus Distributor Warrants are vested or unvested) shall be considered outstanding and (d) all shares of Common Stock purchased pursuant to such exercise of this Warrant (but not any shares of Common Stock which may be purchased upon subsequent exercises of this Warrant) shall be considered outstanding.

                  "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "Articles of Incorporation" shall mean the Articles of Incorporation of the Company, as amended from time to time.

                  "Beneficially Own" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to "Beneficially Own" all securities that such Person has a right to acquire, whether such right is exercisable immediately or only after the passage of time (and without any additional conditions); provided, however, that a Person shall not be deemed to "Beneficially Own" any shares of Common Stock which are issuable (but have not yet

                                                                        Warrant

         been issued) upon exercise of this Warrant or which are issuable upon exercise of any Bonus Distributor Warrants unless and until such Bonus Distributor Warrants are actually issued and outstanding, at which time such Person shall be deemed to "Beneficially Own" all shares of Common Stock which are issuable upon exercise of such Bonus Distributor Warrants, whether or not they are vested or unvested.

                  "Board of Directors" shall mean the board of directors of the Company.

                  "Bonus Distributor Warrants" shall mean certain warrants issued by the Company to NBC or its designee at agreed upon times, subject to the satisfaction of certain conditions contained therein and in the Distribution Agreement, which warrants may be exercised by the holder thereof to purchase Common Stock in accordance with the terms therein.

                  "Business Day" shall mean any day, other than a Saturday, Sunday or a day on which commercial banks in New York, New York are authorized or obligated by law or executive order to close.

                  "Certificate of Designation" shall mean the Certificate of Designation of the Preferred Stock, dated as of April 15, 1999, executed and filed with the Secretary of State of the State of Minnesota.

                  "Common Stock" shall have the meaning set forth in the preamble hereto.

                  "Company" shall have the meaning set forth in the preamble hereto.

                  "Distribution Agreement" shall mean the Distribution and Marketing Agreement dated as of March 8, 1999 between the Company and NBC pursuant to which NBC has agreed to distribute certain programming of the Company, as such agreement may be amended from time to time.

                  "Election to Exercise" shall have the meaning set forth in
         Section 4.2(a) hereof.

                  "Equity Securities" shall mean, with respect to any Person, any and all common stock, preferred stock, any other class of capital stock and partnership or limited liability company interests of such Person or any other similar

                                                                        Warrant

         interests of any Person that is not a corporation, partnership or limited liability company.

                  "Exercise Price" shall have the meaning set forth in Section 8 hereof.

                  "Expiration Date" shall mean the fifth anniversary of the Issue Date.

                  "Expiration Time" shall mean 5:00 P.M., New York City time, on the Expiration Date.

                  "Fractional Warrant Share" shall mean any fraction of a whole share of Common Stock issued, or issuable upon, exercise of the Warrant.

                  "Governmental Entity" shall mean any federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign.

                  "Independent Expert" shall mean an investment banking firm mutually acceptable to the Company and the Warrantholder.

                  "Initial Distributor Warrants" shall mean certain warrants to purchase 1,450,000 shares of Common Stock issued immediately by the Company to NBC or its designee pursuant to the Distribution Agreement, which warrants may be exercised by the holder thereof in accordance with the terms therein.

                  "Initial Holder" shall have the meaning set forth in the preamble hereto.

                  "Investment Agreement" shall have the meaning set forth in the preamble hereto.

                  "Issue Date" shall have the meaning set forth in the preamble hereto.

                  "Market Price" shall mean, with respect to a share of Common Stock on any day, except as set forth below in the case that the shares of Common Stock are not publicly held or listed, the average of the "quoted prices" of the Common Stock for 30 consecutive Trading Days commencing 45 Trading Days before the date in question. The term "quoted prices" of the Common Stock shall mean the last reported sale price on that day or, in case no such reported sale takes place on such day, the average of the last reported bid and asked

                                                                        Warrant

         prices, regular way, on that day, in either case, as reported in the consolidated transaction reporting system with respect to securities quoted on Nasdaq or, if the shares of Common Stock are not quoted on Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not quoted on Nasdaq and not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices on such other nationally recognized quotation system then in use, or, if on any such day the shares of Common Stock are not quoted on any such quotation system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the shares of Common Stock. Notwithstanding the foregoing, if the shares of Common Stock are not publicly held or so listed, quoted or publicly traded, the "Market Price" means the fair market value of a share of Common Stock, as determined in good faith by the Board of Directors; provided, however, that if the Warrantholder shall dispute the fair market value as determined by the Board, the Warrantholder and the Company may retain an Independent Expert. The determination of fair market value by the Independent Expert shall be final, binding and conclusive on the Company and the Warrantholder. All costs and expenses of the Independent Expert shall be borne by the Warrantholder unless the determination of fair market value is more favorable to such Warrantholder by 5% or more, in which case, all such costs and expenses shall be borne by the Company.

                  "Nasdaq" shall mean The Nasdaq Stock Market's National Market.

                  "NBC" shall mean National Broadcasting Company, Inc., a Delaware corporation and Affiliate of the Initial Holder.

                  "Organic Change" shall mean, with respect to any Person, any transaction (including without limitation any recapitalization, capital reorganization or reclassification of any class or series of Equity Securities, any consolidation of such Person with, or merger of such Person into, any other Person, any merger of another Person into such Person (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of such Person), and any sale or transfer or lease of all or substantially all of the assets of such Person, but not including any stock split,

                                                                        Warrant

         combination or subdivision) pursuant to which any class or series of Equity Securities of such Person is exchanged for, or converted into, the right to receive other securities, cash or other property.

                  "Person" shall mean any individual, firm, corporation, company, limited liability company, association, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                  "Preferred Stock" shall mean the Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, of the Company issued pursuant to the Certificate of Designation.

                  "Regular Dividends" shall mean regular quarterly dividends not in excess of 1% of the aggregate Market Price for the shares of capital stock receiving such dividends as of the Business Day prior to the declaration of such dividends.

                  "Restricted Party" shall have the meaning set forth in the Shareholder Agreement.

                  "Securities Act" shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Shareholder Agreement" shall mean the Shareholder Agreement, dated as of April 15, 1999 between the Company and the Initial Purchaser, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Stated Value" shall mean the stated liquidation value of the Preferred Stock as set forth in the Certificate of Designation.

                  "Trading Day" shall mean any day on which Nasdaq is open for trading, or if the shares of Common Stock are not quoted on Nasdaq, any day on which the principal national securities exchange or national quotation system on which the shares of Common Stock are listed, admitted to trading or quoted is open for trading, or if the shares of Common Stock are not so listed, admitted to trading or quoted, any Business Day.

                  "Warrant" shall have the meaning set forth in the preamble hereto.

                                                                        Warrant

                  "Warrant Certificate" shall have the meaning set forth in the preamble hereto.

                  "Warrant Market Price" shall mean (a) in the case of Section 8(a) hereof, the greater of (i) the average of the closing prices of a share of Common Stock for the 45 consecutive Trading Days ending on the Trading Day immediately prior to the day on which the Election to Exercise is delivered and (ii) the average of the closing prices of a share of Common Stock for the 150 consecutive Trading Days ending on the Trading Day immediately prior to the day on which the Election to Exercise is delivered or (b) in the case of Section 8(b) hereof, the average of the closing prices of a share of Common Stock for the 45 consecutive Trading Days ending on the Trading Day immediately prior to the day on which the Election to Exercise is delivered; provided that if during such 45 or 150 consecutive Trading Day period (the "valuation period"), as applicable, there shall occur a record date for determining holders of Common Stock entitled to receive a dividend or distribution on the Common Stock, the amounts determined pursuant to clauses (a)(i), (a)(ii) and/or (a)(iii) above, as applicable, shall be reduced by subtracting the amount obtained by multiplying (a) the value of such dividend or distribution per share of Common Stock by
         (b) a fraction (i) the numerator of which shall be the number of Trading Days from the beginning of such valuation period to and including the record date for such dividend or distribution (but in no event more than 30 days) and (ii) the denominator of which shall be the number of Trading Days in such valuation period. For purposes of the definition of Warrant Market Price, the "closing price" of a share of Common Stock shall refer to the closing price quoted on Nasdaq or, if shares of Common Stock are not quoted on Nasdaq, the closing price shall be computed in accordance with the procedure set forth for such contingency in the definition of "Market Price."

                  "Warrant Register" shall have meaning set forth in Section
         2.2 hereof.

                  "Warrant Shares" shall mean the shares of Common Stock issued, or issuable upon, exercise of this Warrant.

                  "Warrantholder" shall have the meaning set forth in the preamble hereto.


                  Section 2. Transferability.

                                                                        Warrant

         2.1 Registration. This Warrant shall be issued only in registered form. The Company agrees to maintain, at its office or agency, books for the registration and transfer of the Warrant.

         2.2 Transfer. This Warrant may not be directly or indirectly sold, transferred or otherwise disposed of at any time except to one or more Restricted Parties. Any such permitted sale or transfer shall be effected on the books of the Company (the "Warrant Register") maintained at its principal executive offices upon surrender of this Warrant Certificate for registration of transfer duly endorsed by the Warrantholder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Warrant Certificate to the Person entitled thereto.


         Section 3. Exchange of Warrant Certificate.

         This Warrant Certificate may be exchanged for another certificate of like tenor entitling the Warrantholder to purchase a like aggregate number of Warrant Shares as the certificate surrendered then entitles such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the Person entitled thereto a new Warrant Certificate as so requested.


         Section 4. Term of Warrant; Exercise of Warrant.

         4.1 Duration of Warrant. On the terms and subject to the conditions set forth in this Warrant Certificate, the Warrantholder or any Affiliate thereof may exercise this Warrant, in whole or in part, at any time and from time to time after the Issue Date and before the Expiration Time. At the Expiration Time, this Warrant shall become void, and all rights hereunder shall thereupon cease.

         4.2 Exercise of Warrant.

         (a) On the terms and subject to the conditions set forth in this Warrant Certificate, the Warrantholder or any Affiliate thereof may exercise this Warrant, in whole or in part, by presentation to the Company of the attached Election to Exercise (the "Election to Exercise") duly filled in and signed,

                                                                        Warrant

and accompanied by payment to the Company of the Exercise Price for the number of Warrant Shares specified in such Election to Exercise. Payment of the aggregate Exercise Price shall be made (i) in cash in an amount equal to the aggregate Exercise Price, (ii) by certified or official bank check in an amount equal to the aggregate Exercise Price or (iii) by any combination of the foregoing.

                  (b) On the terms and subject to the conditions set forth in this Warrant Certificate, upon such presentation of an Election to Exercise and payment of such aggregate Exercise Price as set forth in paragraph (a) hereof, the Company shall promptly issue and cause to be delivered to the Warrantholder and/or an Affiliate thereof, as applicable, a certificate or certificates (in such name or names of the Warrantholder and/or the Affiliate(s) thereof, as specified in the Election to Exercise) for the specified number of duly authorized, fully paid and non-assessable Warrant Shares issuable upon exercise, and shall deliver to the Warrantholder cash, as provided in Section 10 hereof, with respect to any Fractional Warrant Shares otherwise issuable upon such surrender. Upon each exercise of this Warrant, the Company shall record in its books the number of shares of Common Stock purchased by the Warrantholder and/or such Affiliate(s).

                  (c) Each Person in whose name any certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on the first date on which an Election to Exercise was presented and payment of the Exercise Price and any applicable taxes was made, irrespective of date of issue or delivery of such certificate.

                  4.3 Conditions to Exercise. Each exercise of this Warrant shall be subject to the following conditions:

                  (a) The shareholders of the Company shall have approved this Warrant as provided for in the Investment Agreement; and

                  (b) After taking into account the number of Warrant Shares issuable upon such exercise, the Restricted Parties in the aggregate shall Beneficially Own no more than (i) 39.9% of the then Adjusted Outstanding Common Stock minus (ii) the aggregate number of shares of Common Stock directly or indirectly sold, transferred or otherwise disposed of by all Restricted Parties (excluding any such sale, transfer or other disposition to any other Restricted Party) prior to and including the date of exercise (making equitable adjustments for any conversions, reclassifications,

                                                                        Warrant

         reorganizations, stock dividends, stock splits, reverse splits and similar events which occur with respect to the Common Stock).

                  (c) The purchase of the Warrant Shares issuable upon such exercise shall not be prohibited under applicable law.

                  4.4 Termination of Warrant. This Warrant shall automatically terminate if:

                  (a) At the Shareholders Meeting (as defined in the Shareholder Agreement), the shareholders of the Company shall fail to approve this Warrant as provided in Section 4.3(a); or

                  (b) A Replacement Warrant (as defined in the Investment Agreement) is issued pursuant to Section 2.4 of the Investment Agreement.




                  Section 5. Payment of Taxes.

                  The Company shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Warrant Shares or of other securities or property deliverable upon exercise of this Warrant or certificates representing such shares or securities (other than income or withholding taxes imposed on the Warrantholder); provided, however, that the Company shall not be required to pay any tax or taxes which may be payable with respect to any transfer involving the issue of any Warrant Certificate or any certificates for Warrant Shares in a name other than that of the registered holder thereof, and the Company shall not be required to issue or deliver such Warrant Certificate or certificates for Warrant Shares unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.


                  Section 6. Mutilated or Missing Warrant.

                  If this Warrant Certificate is lost, stolen, mutilated or destroyed, the Company shall issue in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant

                                                                        Warrant

certificate lost, stolen or destroyed, upon receipt of a proper affidavit or other evidence reasonably satisfactory to the Company (and surrender of any mutilated Warrant Certificate) and indemnity in form and amount reasonably satisfactory to the Company in each instance protecting the Company, a new Warrant Certificate of like tenor and representing an equivalent Warrant as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone. An applicant for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe. The Warrant Certificate shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement of lost, stolen, mutilated or destroyed Warrant Certificate, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.


                  Section 7. Reservation of Shares.

                  The Company hereby agrees that there shall be reserved for issuance and delivery upon exercise of this Warrant, free from preemptive rights, the number of shares of authorized but unissued shares of Common Stock as shall be required for issuance or delivery upon full exercise of this Warrant. The Company further agrees that it will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale or assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company. Without limiting the generality of the foregoing, the Company shall from time to time take all such action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price.


                  Section 8. Exercise Price.

                  The price per share (the "Exercise Price") at which Warrant Shares shall be purchasable upon the exercise of this Warrant shall be calculated as follows:

                                                                        Warrant

                  (a) Exercise Prior to Second Anniversary. If the Warrantholder elects to purchase Warrant Shares prior to the second anniversary of the Issue Date, the Exercise Price shall be equal to the greater of (i) the Warrant Market Price and (ii) $12.00 (as reduced by the excess of the fair market value of the aggregate amount of dividends and other distributions declared per share of Common Stock over the aggregate Regular Dividends declared per share of Common Stock after the date hereof and having a record date prior to the date of exercise), in each case making equitable adjustments for any conversions, reclassifications, reorganizations, stock dividends, stock splits, reverse splits and similar events which occur with respect to the Common Stock.

                  (b) Exercise on or after Second Anniversary. If the Warrantholder elects to purchase Warrant Shares on or after the second anniversary of the Issue Date, the Exercise Price shall be equal to the greater of (i) the Warrant Market Price and (ii) $15.00 (as reduced by the excess of the fair market value of the aggregate amount of dividends and other distributions declared per share of Common Stock over the aggregate Regular Dividends declared per share of Common Stock after the date hereof and having a record date prior to the date of exercise), in each case making equitable adjustments for any conversions, reclassifications, reorganizations, stock dividends, stock splits, reverse splits and similar events which occur with respect to the Common Stock.


                  Section 9. Certain Events.

                  9.1 Notice.

                  In case:

                           (i) the Company shall declare any dividend or any distribution of any kind or character (whether in cash, securities or other property) on or in respect of shares of Common Stock or to the shareholders of the Company (in their capacity as such), excluding any regular periodic cash dividend paid out of current or retained earnings (as such terms are used in generally accepted accounting principles); or

                           (ii) the Company shall authorize the granting to the holders of shares of Common Stock of rights to subscribe for or purchase any shares of capital stock or of any other right; or

                                                                        Warrant

                           (iii) of any reclassification of shares of Common Stock (other than a subdivision or combination of outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                           (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

                  then the Company shall cause to be mailed to the Warrantholder, at their last addresses as they shall appear upon the Warrant Register, at least 10 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and, if applicable, the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property (including cash) deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice, or any defect therein, shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

                  9.2 Section 305.

                  The Company shall be entitled, but not required, to make such reductions in the Exercise Price as it in its discretion shall determine to be advisable, including, without limitation, in order that any dividend in or distribution of shares of Common Stock or shares of capital stock of any class other than Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights or warrants, or any other transaction having a similar effect, shall not be treated as a distribution of property by the Company to its shareholders under Section 305 of the Internal Revenue Code of 1986, as amended, or any successor provision and shall not be taxable to them.

                                                                        Warrant

                  9.3 Organic Change.

                  (a) Company Survives. Upon the consummation of an Organic Change (other than a transaction in which the Company is not the surviving entity), lawful provision shall be made as part of the terms of such transaction whereby the terms of the Warrant Certificate shall be modified, without payment of any additional consideration therefor, so as to provide that upon exercise of this Warrant following the consummation of such Organic Change, the Warrantholder shall have the right to purchase for the Exercise Price the kind and amount of securities, cash and other property receivable upon such Organic Change by a holder of the number of Warrant Shares into which this Warrant might have been exercised immediately prior to such Organic Change. Lawful provision also shall be made as part of the terms of the Organic Change so that all other terms of the Warrant Certificate shall remain in full force and effect following such an Organic Change. The provisions of this
Section 9.3(a) shall similarly apply to successive Organic Changes.

                  (b) Company Does Not Survive. The Company shall not enter into an Organic Change that is a transaction in which the Company is not the surviving entity unless lawful provision shall be made as part of the terms of such transaction whereby the surviving entity shall issue new securities to each Warrantholder, without payment of any additional consideration therefor, with terms that provide that upon the exercise of this Warrant, the Warrantholder shall have the right to purchase the kind and amount of securities, cash and other property receivable upon such Organic Change by a holder of the number of Warrant Shares into which this Warrant might have been exercised immediately prior to such Organic Change.


                  Section 10. Fractional Interests.

                  The Company shall not be required to issue Fractional Warrant Shares on the exercise of this Warrant. If Fractional Warrant Shares totaling more than one Warrant Share in the aggregate is presented for exercise at the same time by the Warrantholder, the number of full Warrant Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares so purchasable upon the exercise of the Warrants so presented. If any Fractional Warrant Share would but for the provisions of this Section 10 be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall pay an amount in cash equal to the fraction of a Warrant Share represented by such Fractional Warrant Share multiplied by the Market Price on the day of such exercise.

                                                                        Warrant

                  Section 11. No Rights as Shareholder.

                  Nothing in this Warrant Certificate shall be construed as conferring upon the Warrantholder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, consent or receive notices as a shareholder with respect to any meeting of shareholders for the election of directors of the Company or any other matter.


                  Section 12. Cooperation; Validity of Warrant.

                  The Company shall use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any Governmental Entity having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. In addition, upon the request of Warrantholder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Warrantholder, the continuing validity of this Warrant and the obligations of the Company hereunder.


                  Section 13. Listing on Nasdaq or Securities Exchange.

                  The Company shall use its reasonable best efforts to list any shares of Common Stock issuable upon exercise of this Warrant on Nasdaq or on such other national securities exchange on which shares of Common Stock are then listed. The Company will at its expense cause all shares of Common Stock issued upon the exercise of this Warrant to be listed at the time of such issuance on Nasdaq and/or such other securities exchange shares of Common Stock are then listed on and shall maintain such listing.


                  Section 14. Covenant Regarding Consent.

                  The Company hereby covenants to use its reasonable best efforts upon the request of the Warrantholder to seek any waivers or consents, or to take any other action required, to effectuate the exercise of this Warrant by any Warrantholder.

                                                                        Warrant

                  Section 15. Limitation on Liability.

                  No provision hereof, in the absence of action by the Warrantholder to receive shares of Common Stock, and no enumeration herein of the rights or privileges of the Warrantholder, shall give rise to any liability of the Warrantholder for any value subsequently assigned to the Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.


                  Section 16. Nonwaiver and Expenses.

                  No course of dealing or any delay or failure to exercise any right hereunder on the part of the Warrantholder or the Company shall operate as a waiver of such right or otherwise prejudice the Warrantholder's or the Company's, as the case may be, rights, powers or remedies.


                  Section 17. Amendment.

                  This Warrant and any other Warrant issued hereunder may be modified or amended or the provisions hereof waived with the written consent of the Company and Warrantholder's possessing in excess of 50% of the aggregate number of shares of Common Stock then receivable upon full exercise of this Warrant whether or not then exercisable; provided that no such Warrant may be modified or amended in a manner which is materially adverse to the Initial Holder or any of its successors or assigns, so long as such Person is a Warrantholder, without the prior written consent of such Person.


                  Section 18. Successors.

                  All the covenants and provisions of this Warrant Certificate by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.


                  Section 19. Governing Law; Choice of Forum, Etc.

                  The validity, construction and performance of this Warrant Certificate shall be governed by and interpreted in accordance with, the laws of New York. The parties hereto agree that the appropriate forum for any disputes arising out of this Warrant Certificate solely between or among any or all of the Company, on the one hand, and the Initial Holder and/or any

                                                                        Warrant

Person who has become a Warrantholder, on the other, shall be any state or U.S. federal court sitting within the County of New York, New York or County of Hennepin, Minnesota, and the parties hereto irrevocably consent to the jurisdiction of such courts, and agree to comply with all requirements necessary to give such courts jurisdiction. The parties hereto further agree that the parties will not bring suit with respect to any disputes, except as expressly set forth below, arising out of this Warrant Certificate for the execution or enforcement of judgment, in any jurisdiction other than the above specified courts. Each of the parties hereto irrevocably consents to the service of process in any action or proceeding hereunder by the mailing of copies thereof by registered or certified airmail, postage prepaid, if to (i) the Company, at ValueVision International, Inc., 6740 Shady Oak Road, Eden Prairie, MN 55344-3433, Attention: General Counsel, Fax: (612) 947-0188, or at such other address specified by the Company in writing to the other parties, with a copy to Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, CA 90071, Attention: Michael W. Sturrock, Fax: (213) 891-8763 and (ii) any Warrantholder, at the address of such Warrantholder specified in the Warrant Register. The foregoing shall not limit the rights of any party hereto to serve process in an other manner permitted by the law or to obtain execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of indebtedness. The parties agree to waive any and all rights that they may have to a jury trial with respect to disputes arising out of this Agreement.


                  Section 20. Enforcement.

                  The parties agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Warrant and to enforce specifically the terms and provisions of this Warrant.

                                                                        Warrant

                  Section 21. Benefits of this Agreement.

                  Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and the Warrantholder.

                                                                        Warrant

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.


                                       VALUEVISION INTERNATIONAL, INC.



                                       By: /s/ Gene McCaffery
                                           -------------------------------------
                                           Name: Gene McCaffery
                                           Title: Chief Executive Officer

                                                                        Warrant

                              ELECTION TO EXERCISE
                   (To be executed upon exercise of Warrant)


To ValueVision International, Inc.:

                  The undersigned hereby irrevocably elects to exercise the right represented by the within Warrant Certificate for, and to acquire thereunder, _____ Warrant Shares, as provided for therein, and tenders herewith payment of the aggregate $________ Exercise Price in full.

Please issue a certificate or certificates for such Warrant Shares in the name of, and pay any cash for any Fractional Warrant Shares to (please print name, address and social security or other identifying number)*:

Name of Warrantholder (or Affiliate):
                                     -------------------------------------------

Address:
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

Soc. Sec. #:
            ---------------------------


                                       Signature:**
                                                   -----------------------------

---------
* The Warrant Certificate contains restrictions on the sale and other transfer of the Warrant evidenced by such Warrant Certificate.

** The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

                                                                        Warrant

                                ASSIGNMENT FORM

                 (To be signed only upon assignment of Warrant)

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
         (Name and Address of Assignee must be Printed or Typewritten)

A Warrant to purchase Warrant Shares of the Company pursuant to the terms and conditions therein, evidenced by the within Warrant Certificate hereby irrevocably constituting and appointing ________________ Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated: _____________, ____





                                       -----------------------------------------
                                       Signature of Registered Holder*


                                       -----------------------------------------
Signature Guaranteed:                         Signature of Guarantor



*The above signature must correspond exactly with the name on the face of this Warrant Certificate.